UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

HOST MARRIOTT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2004 Annual Incentive Bonus Awards - Relative FFO

We hereby amend the Company’s Current Report on Form 8-K dated February 17, 2005. As discussed in that filing, the Compensation Policy Committee (the Committee) of the Board of Directors of the Company deferred, until additional information became available, its review of the portion of the 2004 annual incentive bonus awards for the “named executive officers” (as that term is defined in item 402(a)(3) of Regulation S-K) of the Company that was based on the performance of the Company during 2004 in achieving its financial goal with respect to the Company’s funds from operations per diluted share growth, as adjusted to exclude costs incurred in connection with the repayment of debt and preferred stock, certain insurance proceeds and the loss on foreign currency forward contracts, measured in comparison to other REITs in the NAREIT lodging index (the Relative FFO Objective).

On March 15, 2005 the Committee determined the Company’s success in meeting its Relative FFO Objective and awarded the remaining bonus in the amounts set forth below:

Name and Principal Position	2004 Relative FFO Bonus Award
Richard E. Marriott, Chairman	$100,800
Christopher J. Nassetta, President & CEO	$288,000
W. Edward Walter, Executive Vice President & CFO	$134,568
James F. Risoleo, Executive Vice President, Acquisitions and Development	$115,200
Minaz Abji, Executive Vice President, Asset Management	$108,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2005	HOST MARRIOTT CORPORATION

	By:	/s/ Larry K. Harvey
Larry K. Harvey Senior Vice President and Corporate Controller